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                                 EXHIBIT 11 (c)

                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
                       PURSUANT TO 18 U.S.C. SECTION 1350

         Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of SAL Trust Preferred Fund I (the "Company") certifies that the Company's Report on Form N-CSR for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 9, 2004                          /s/ A. Fox deFuniak, III
                                               _________________________________
                                                      A. Fox deFuniak, III
                                                            President

Dated: September 9, 2004                            /s/ Thomas J. Harris
                                               _________________________________
                                                        Thomas J. Harris
                                                            Treasurer

         This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.